FOR IMMEDIATE RELEASE

Loudeye Raises $8.25 Million in Equity Financing

Seattle, WA — February 21, 2006 — Loudeye Corp. (Nasdaq: LOUD), a worldwide leader in business-to-business digital media solutions, today announced it has entered into a definitive agreement with certain institutional investors in connection with a private placement of shares of Loudeye common stock. Loudeye has agreed to sell 16.5 million shares of common stock, together with warrants to purchase an aggregate of 12.375 million shares of common stock at an exercise price of $0.68 per share, for an aggregate purchase price of $8.25 million. The warrants are not exercisable until six months after the closing date and are then exercisable until the fifth anniversary of the closing date. The closing of the transaction is expected to be consummated on or after February 22, 2006.

The net proceeds of the offering, after commissions and expenses, will be used for working capital and any other general corporate purposes.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy shares of Loudeye’s common stock. These shares and warrants have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. Loudeye has agreed to file a registration statement covering the resale of these shares of common stock and the shares of common stock issuable upon exercise of the warrants. Loudeye could owe liquidated damages to the investors if the registration statement is not timely filed or if its effectiveness is delayed. Also, if Loudeye effects a reverse stock split of its common stock within 6 months of the closing date and Loudeye’s volume weighted average trading price declines to a price below $.50 per share during the 20 trading days following such reverse stock split, Loudeye may be required to make payments to the investors (not to exceed 10% of the purchase price paid by such investors) based on the magnitude of such decline. See Loudeye’s current report on Form 8-K filed today with the Securities and Exchange Commission for further information regarding the private placement (including copies of the definitive transaction documents).

About Loudeye Corp.

Loudeye is a worldwide leader in business-to-business digital media solutions. For more information, visit www.loudeye.com.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the projected use of proceeds. Future events and Loudeye’s actual results could differ materially from the results reflected in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, the inability to satisfy closing conditions relating to the private placement, delays in consummating the private placement for reasons beyond Loudeye’s control, unanticipated expenses or liabilities or other adverse events affecting Loudeye or the private placement, impact of any reverse stock split on the net proceeds from the private placement, and risks detailed from time to time in Loudeye’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K available through EDGAR at www.sec.gov. In the event the private placement is not consummated, there is substantial doubt about Loudeye’s ability to continue as a going concern. Loudeye reserves the right to change the use of these proceeds from time to time as a result of contingencies such as competitive developments, technological advances, or new business opportunities, including opportunities to acquire products, technologies or businesses. Many of these factors or contingencies are beyond Loudeye’s ability to control or predict. These are among the primary risks we foresee at the present time. Loudeye assumes no obligation to update the forward-looking statements.

Contacts

Media/Public Relations: Karen DeMarco, mPRm for Loudeye, 323.933.3399, kdemarco@mprm.com

Investor relations: 206.832.4000, ir@loudeye.com